Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 7, 2018, in the Registration Statement (Form S-1) and related Prospectus of Atlas Holdings, Inc. for the registration of 226,738,335 shares of its Class A common stock.

/s/ Ernst & Young LLP

Iselin, New Jersey

March 7, 2018